PROMISSORY NOTE

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS SECURITY IS RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

$1,115,378	April 11, 2007

WHEREAS, FOR VALUE RECEIVED, Medefile International, Inc., a corporation organized under the laws of Nevada (the "Maker"), hereby promises to pay to The Vantage Group Ltd., or assigns (the "Holder"), the principal sum of One Million One Hundred Fifteen Thousand Three Hundred Seventy Eight Dollars ($1,115,378) in lawful money of the United States, plus interest thereon at the rate set forth below, no later than July 1, 2008 (the “Maturity Date”).

1.   Payments.

Maker promises to pay interest on the principal amount of this Note outstanding at a rate equal to seven percent (7%) per annum. Maker hereby agrees to repay the principal amount of this Note, and the interest which shall accrue on this Note, no later than the Maturity Date. When any date on which principal and interest are due and payable falls on a Saturday, Sunday or legal holiday, then such payment shall be due and payable on the first business day immediately following.

Prepayment of all or any part of the principal due and owing on this Note may be made on any date without any additional premium or penalty. All payments made on this Note shall be applied first to amounts other than principal and interest which may then be due hereunder, then to interest accrued to the date of the payment and then to the outstanding principal amount of this Note.

2.   Waivers.

No delay or failure on the part of the Holder in exercising any right, privilege or option hereunder shall operate as a waiver thereof or of any event of default, nor shall any single or partial exercise of any such right, privilege or option preclude any further exercise thereof, or the exercise of any other right, privilege or option.

3.   Miscellaneous.

(a)   Maker shall be responsible for all costs and expenses, including court costs and reasonable attorneys' fees incurred in connection with collection of payments due under this Note.

(b)   This Note shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State. Maker (a) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Courts in the State of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Note, or the subject matter hereof brought by Holder and (b) hereby waive and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or this Note or the subject matter hereof may not be enforced in or by such court, and (c) hereby waive in any such action, suit, or proceeding any offsets or counterclaims. Maker hereby consents to service of process by certified mail at their address set forth herein and agree that this submission to jurisdiction and this consent to service of process by mail is made for the express benefit of Holder. Final judgment against Maker in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of Maker therein described or (ii) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that Holder may at its option bring suit, or institute other judicial proceedings, against Maker or any of its assets in any state or Federal court of the United States or of any country or place where Maker or its assets may be found.

(c)   All notices, consents and other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the addresses specified below.

If to Maker:

Medefile International, Inc.
2 Ridgedale Avenue, Suite 217
Cedar Knolls, NJ 07927
Fax: (973) 993-8180

With a copy to:

Richard A. Friedman Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Fax: (212) 930-9725

If to Holder:

The Vantage Group Ltd.
67 Wall Street, Suite 2211
New York, New York 10005

Notices shall be effective upon the date of receipt; provided, however, that a notice sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of mailing. Notices may also be given by facsimile transmission to the FAX number specified in the first paragraph of this Note and shall be deemed received on the date transmitted.

(d)   Time is of the essence with respect to this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Note has been executed and delivered by Maker on the 11th day of April 2007.

Medefile International, Inc.

By:	/s/ Milton Hauser
Name: Milton Hauser
Title: Chief Executive Officer